EXHIBIT 21
SUBSIDIARIES AS OF DECEMBER 31, 2024

	State or Other Jurisdiction of Incorporation or Organization	Percentage Owned Directly or Indirectly by Vulcan
A.B. of Sayville, LTD	New York	100
Aggregate & Concrete Testing, LLC	New York	100
Aggregates USA, LLC	Delaware	100
Aggregates USA (Augusta), LLC	Delaware	100
Aggregates USA (Macon), LLC	Delaware	100
Aggregates USA (Savannah), LLC	Delaware	100
Aggregates USA (Sparta), LLC	Delaware	100
Agregados Del Caribe, S. DE R.L. DE C.V.	Honduras	100
Agrecasa Holdings, B.V.	Netherlands	100
Arundel Company, LLC	Delaware	100
Atlantic Granite Company, LLC	South Carolina	100
Azusa Rock, LLC	Delaware	100
BHM Hangar, LLC	Alabama	83
Black Bear Materials, LTD	British Columbia	100
Black Point Aggregates Incorporated	Nova Scotia	100
Bode Concrete, LLC	California	100
Brooksville Quarry, LLC	Florida	50
BSLH Realty Corp.	New York	100
Calizas Industriales del Carmen, S.A. de C.V.	Mexico	100
CalMat Co.	Delaware	100
Central Concrete Supply Co. Inc.	California	100
Chem-Marine of South Carolina, LLC	South Carolina	100
Coram Materials Corp.	New York	100
Cosette Acquisitions, LLC	Delaware	100
Eagle Rock Aggregates, Inc.	Delaware	100
Florida Rock Industries, Inc.	Florida	100
Freeport Aggregates Limited	Bahamas	100
FRI Bahamas Ltd.	Bahamas	100
Hamburg Quarry Limited Liability Company	New Jersey	100
Harper Brothers, LLC	Delaware	100
Heavy Materials, LLC	U.S. Virgin Islands	100
Heritage Logistics, LLC	Delaware	100
Ingram Concrete, LLC	Texas	100
Legacy Vulcan, LLC	Delaware	100
Maryland Rock Industries, LLC	Delaware	100
Maryland Stone, LLC	Delaware	100
Mideast Division Logistics, LLC	Delaware	100
Miller Place Development, LLC	New York	100
MLFF Realty Corp.	New York	100
Mountain West Logistics, LLC	Delaware	100
National Quarries Enterprises, LLC	California	100
New York Sand & Stone, LLC	New York	100
NorCal Materials, Inc.	California	100
North American Recycling and Crushing, LLC	Delaware	100
North Field Extension, LLC	New Jersey	50
NYC Concrete Materials, LLC	Delaware	100
Orca Sand & Gravel Limited Partnership	British Columbia	88
Orca Sand & Gravel Ltd.	British Columbia	88
Outrigger, LLC	Delaware	100
Pacific Asphalt Distribution, LLC	Delaware	100
Pebble Lane Associates, LLC	Delaware	100
Polaris Aggregates Inc.	Delaware	100

Exhibit 21

	State or Other Jurisdiction of Incorporation or Organization	Percentage Owned Directly or Indirectly by Vulcan
Polaris Materials ULC	British Columbia	100
Polla Acquisitions, LLC	Delaware	100
Procesadora Del Caribe, S. DE R.L. DE C.V.	Honduras	100
Quality Sand & Stone Ltd.	British Columbia	100
R.C. Smith Companies, LLC	Delaware	100
Rancho Piedra Caliza, S.A. de C.V.	Mexico	100
RECO Transportation, LLC	Delaware	100
Redi-Mix, LLC	Texas	100
Right Away Redy Mix Incorporated	California	100
Rock Transport, Inc.	California	100
S & G Concrete Company, LLC	Delaware	100
Salisbury Towing, LLC	Delaware	100
Saturn V Lands, LLC	Delaware	100
Shamrock Building Materials, LLC	Delaware	100
Shamrock Sand and Rock, LLC	California	100
Simon Concrete and Aggregate, LLC	California	100
Smith Pre-Cast, Inc.	Delaware	100
Soportes Tecnicos Y Administrativos, S.A. de C.V.	Mexico	100
SOS Timber, LLC	North Carolina	100
Southeast Division Logistics, LLC	Delaware	100
Southern Gulf Coast Division Logistics, LLC	Delaware	100
Southwest Gulf Railroad Company	Texas	95
Spartan Products, LLC	U.S. Virgin Islands	100
Statewide Transport, LLC	Delaware	100
Stone Creek Mira Mesa LLC	California	100
Superior Concrete Materials, Inc.	District of Columbia	100
Superior Ready Mix Concrete, L.P.	California	100
Syar Concrete, LLC	California	100
Syar Industries, LLC	California	100
TCS Materials, LLC	Delaware	100
Terra Bagnata, LLC	California	50
Triangle Rock Products, LLC	Delaware	100
U.S. Concrete, Inc.	Delaware	100
USC Management Co., LLC	Delaware	100
USC Payroll, Inc.	Delaware	100
USC Technologies, Inc.	Delaware	100
VGCM, B.V.	Netherlands	100
Virginia Concrete Company, LLC	Delaware	100
VMC Vehicle Leasing, LLC	Texas	100
Vulcan Aggregates Company, LLC	Delaware	100
Vulcan Asphalt, LLC	Delaware	100
Vulcan Beaches, LLC	Delaware	100
Vulcan Concrete, LLC	Delaware	100
Vulcan Construction Materials, LLC	Delaware	100
Vulcan Gulf Coast Materials, LLC	North Carolina	100
Vulcan International, B.V.	Netherlands	100
Vulcan Lands, Inc.	New Jersey	100
Vulcan Logistics, LLC	Delaware	100
Vulcan Materials Asphalt and Construction, LLC	Delaware	100
Vulica Shipping Company, Limited	Bahamas	100
Wake Stone Corporation	North Carolina	100
WMC IP, Inc.	New Jersey	100
WMC OP, LLC	New Jersey	100
Yardarm, LLC	Delaware	100

Exhibit 21